UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road, Ponte Vedra, Florida		32081
(Address of principal executive offices)		(Zip Code)

(904) 737-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ADSW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                ☐

Item 5.07.            Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Advanced Disposal Services, Inc. (the “Company”) held on November 20, 2019, a total of 68,099,517 shares of the Company’s common stock, out of a total of 89,174,915 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders at the Annual Meeting.  Each of the director nominees listed under proposal 1 were elected, and the Company’s stockholders approved each of proposals 2 and 3.

1.	Election to the Company’s Board of Directors of the following three director nominees:

Name	For	Withheld	Broker Non-Votes
Richard Burke	43,130,689	21,273,392	3,695,436
Michael Koen	44,989,754	19,414,327	3,695,436
B. Clyde Preslar	46,537,188	17,866,893	3,695,436

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	Against	Abstentions
68,092,641	2,878	3,998

3.	Approval, on an advisory basis, of the Company’s named executive officer compensation as described in the Company’s 2019 proxy statement:

For	Against	Abstentions	Broker Non-Votes
60,108,384	4,264,817	30,880	3,695,436

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DISPOSAL SERVICES, INC.

Dated: November 26, 2019

By:	/s/ Jeffrey C. Everett
Name: Jeffrey C. Everett
Title: Vice President, Associate General Counsel